EXHIBIT 99.1

3D Systems Reports Second Quarter Results

- Record Quarterly Revenue, Units and Gross Profit Margin

- Continued Strong Demand and Expanding Backlog

ROCK HILL, S.C., July 26, 2012 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today non-GAAP adjusted earnings of 27 cents per share for the second quarter of 2012 and GAAP earnings of 16 cents per share.

Revenue increased 52% to $83.6 million over the second quarter of 2011 on 20% organic growth. The company reported growth from all its revenue categories, led by a 112% increase in its printer units sold. Backlog increased 28% sequentially to $12.3 million at the end of the quarter on continued strong demand for its printers, materials and on-demand parts services.

For the second quarter, gross profit grew 71% on higher revenue and gross profit margin expansion of 570 basis points to 51.4% over the 2011 quarter, driven by significant on-demand parts services and printers gross profit margin improvement.

The company reported non-GAAP adjusted net income of $13.9 million for the second quarter, up 44% compared to the 2011 quarter, resulting in $0.27 earnings per share. The company reported GAAP net income of $8.3 million, resulting in $0.16 earnings per share.

The company reports non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, non-recurring acquisition expenses, stock-based compensation and any release of the valuation allowance on deferred tax assets. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

The company generated $21.4 million of cash from operations in the first six months of 2012, and ended the second quarter of 2012 with $158.5 million of available cash, after incurring a $11.8 million increase in its operating expenses primarily from acquisition and higher sales and marketing costs. The increase included $1.9 million of higher R&D expenditures in support of its expanded consumer and healthcare solutions portfolio.

"We are very pleased to report another record revenue quarter driven by doubling printer units and balanced organic and acquisitions growth," said Abe Reichental, 3D Systems' President and Chief Executive Officer. "We believe that our continued sequential gross profit margin expansion reflects solid execution and validates our business model and potential earnings power."

The table below summarizes the company's key 2012 non-GAAP financial results for the second quarter and first six months.

	Second Quarter			First Six Months
Non-GAAP Operating Highlights			% Change			% Change
			Favorable			Favorable
($ in millions, except per share amounts)	2012	2011	(Unfavorable)	2012	2011	(Unfavorable)
Revenue (GAAP)	$83.6	$55.1	51.7%	$161.5	$103.0	56.8%
Gross profit	$43.0	$25.3	70.5%	$81.9	$48.5	68.7%
% of revenue	51.4%	45.9%		50.7%	47.1%
Operating expenses	$24.3	$14.7	(65.0%)	$47.1	$29.2	(61.1%)
% of revenue	29.1%	26.7%		29.2%	28.4%
Operating income	$18.7	$10.6	77.0%	$34.8	$19.3	80.3%
% of revenue	22.4%	19.2%		21.6%	18.7%
Net income	$13.9	$9.7	43.5%	$27.1	$17.9	51.8%
% of revenue	16.7%	17.6%		16.8%	17.3%
Diluted earnings per share	$0.27	$0.19	42.1%	$0.52	$0.36	44.4%
Available cash & cash equivalents	$158.5	$79.0	100.6%	$158.5	$79.0	100.6%
Depreciation & amortization	$2.4	$1.5	(65.3%)	$4.8	$3.0	(58.4%)
% of revenue	2.9%	2.7%		3.0%	3.0%
- Gross profit, operating expenses, operating income, net income and earnings per share have been adjusted to reflect non-GAAP operating results. See the reconciliation of non-GAAP data to GAAP net income and earnings per share at the end of this press release.

3D printer units sold more than doubled compared to the 2011 period, and accounted for a $9.9 million revenue increase. Print materials revenue grew 60% to a new record of $26.2 million, driven by strong printer units sales as a result of the company's effective portfolio and price point re-alignment and channel expansion. Services revenue increased by $8.8 million over the 2011 period to $31.3 million and included $20.5 million of on-demand parts.

"Since its launch later in the quarter, Cube® 3D printer orders topped our expectations," continued Reichental. "While we don't expect revenue from Cube or Cubify.com to be material to our revenue for the remainder of 2012, we are very pleased with the overall marketplace reception and have already increased capacity to stay ahead of growing demand."

The company affirmed its annual guidance for the full year 2012 after increasing its R&D spending in connection with its Bespoke Innovations acquisition and expanded portfolio, expecting its revenue to be in the range of $330 million to $360 million and its non-GAAP adjusted earnings per share to be in the range of $1.00 to $1.25.

"We entered the third quarter with positive sales momentum reflecting continued strong demand and record backlog. While we may face lingering economic uncertainties in parts of the world, we expect to continue to benefit from robust R&D spending by our customers worldwide," concluded Reichental.

Conference Call and Webcast Details

3D Systems will hold a conference call and webcast to discuss its operating results for the second quarter 2012 on Thursday, July 26, 2012 at 10:30 a.m., Eastern Time.

  To access this webcast, log onto 3D Systems' web site at investor.3dsystems.com. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.

  To access this conference call, dial 1-800-510-0178 from in the U.S. or 1-617-614-3450 from outside the U.S. and enter participant code 52293909.

  The webcast will be also be available for replay beginning approximately two hours after completion of the call at: investor.3dsystems.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides affordable CAD software and plugins and consumer create and make printers and apps. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, create, communicate, prototype or produce real parts, empowering customers to create and make with confidence.

More information on the company is available at www.3DSystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

To experience 3D Systems' entire range of 3D content-to-print products and services please visit www.printin3D.com, www.production3dprinters.com, www.zcorp.com, www.toptobottomdental.com, www.3Dproparts.com, www.quickparts.com, www.paramountind.com, www.zcorp.com, www.alibre.com, www.bitsfrombytes.com, www.cubify.com, www.myrobotnation.com, www.The3dStudio.com, www.bespokeinnovations.com, www.paramountind.com, www.freedomofcreation.com, www.sycode.com, www.botmill.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

Tables Follow

3D Systems Corporation
Unaudited Consolidated Statements of Operations and Comprehensive Income
Quarter and Six Months Ended June 30, 2012 and 2011

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenue:
Products	$ 52,275	$ 32,610	$ 101,672	$ 61,754
Services	31,335	22,518	59,858	41,271
Total revenue	83,610	55,128	161,530	103,025
Cost of sales:
Products	23,845	15,971	46,892	29,723
Services	16,797	13,954	32,817	24,902
Total cost of sales	40,642	29,925	79,709	54,625
Gross profit	42,968	25,203	81,821	48,400
Operating expenses:
Selling, general and administrative	24,048	14,159	47,998	27,123
Research and development	4,921	3,043	9,854	5,865
Total operating expenses	28,969	17,202	57,852	32,988
Income from operations	13,999	8,001	23,969	15,412
Interest and other expense (income), net	3,740	107	6,422	(189)
Income before income taxes	10,259	7,894	17,547	15,601
Provision (benefit of) for income taxes	1,935	(5,479)	3,035	(4,594)
Net income	$ 8,324	$ 13,373	$ 14,512	$ 20,195
Other comprehensive income
Unrealized gain on pension obligation	$ 13	$ 2	$ 7	$ 5
Foreign currency translation gain (loss)	(3,016)	1,501	(1,826)	2,622
Comprehensive income	$ 5,321	$ 14,876	$ 12,693	$ 22,822

Net income per share — basic	$ 0.16	$ 0.27	$ 0.28	$ 0.41
Net income per share — diluted	$ 0.16	$ 0.26	$ 0.28	$ 0.40

3D Systems Corporation
Unaudited Consolidated Balance Sheets
June 30, 2012 and December 31, 2011

	June 30,	December 31,
	2012	2011
(in thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$ 158,501	$ 179,120
Accounts receivable, net of allowance for doubtful accounts of $3,792 (2012) and $3,019 (2011)	63,901	51,195
Inventories, net of reserves of $3,804 (2012) and $2,542 (2011)	39,994	25,283
Prepaid expenses and other current assets	2,766	2,241
Current deferred income taxes	7,413	3,528
Restricted cash	12	13
Total current assets	272,587	261,380
Property and equipment, net	35,705	29,594
Intangible assets, net	99,156	54,040
Goodwill	217,275	107,651
Long term deferred income taxes	460	3,195
Other assets, net	7,155	7,114
Total assets	$ 632,338	$ 462,974

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 157	$ 163
Accounts payable	34,225	25,911
Accrued and other liabilities	19,254	16,816
Customer deposits	3,785	3,398
Deferred revenue	15,659	12,735
Total current liabilities	73,080	59,023
Long term portion of capitalized lease obligations	7,534	7,609
Convertible senior notes, net	132,798	131,107
Deferred income tax liability	23,627	3,666
Other liabilities	11,226	6,781
Total liabilities	248,265	208,186
Commitments and Contingencies
Stockholders' equity:
Preferred stock, authorized 5,000 shares, none issued	—	—
Common stock, $0.001 par value, authorized 120,000 shares; 55,841 (2012) and 50,975 (2011) issued	56	51
Additional paid-in capital	391,143	274,542
Treasury stock, at cost: 343 (2012) and 324 shares (2011)	(228)	(214)
Accumulated deficit	(8,019)	(22,531)
Accumulated other comprehensive income	1,121	2,940
Total stockholders' equity	384,073	254,788
Total liabilities and stockholders'equity	$ 632,338	$ 462,974

3D Systems Corporation
Unaudited Consolidated Statements of Cash Flows
Six Months Ended June 30, 2012 2011

	Six Months Ended June 30,
(in thousands)	2012	2011
Cash flows from operating activities:
Net income	$ 14,512	$ 20,195
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for (benefit of) deferred income taxes	1,301	(5,472)
Depreciation and amortization	10,678	5,000
Non-cash interest on convertible notes	1,942	—
Provision for bad debts	904	558
Stock-based compensation	2,480	1,234
(Gain) loss on the disposition of property and equipment and investments	(454)	—
Changes in operating accounts:
Accounts receivable	(4,980)	(1,696)
Inventories	(9,453)	(3,900)
Prepaid expenses and other current assets	20	(951)
Accounts payable	4,111	(3,750)
Accrued liabilities	129	(3,377)
Customer deposits	(280)	(929)
Deferred revenue	718	(903)
Other operating assets and liabilities	(250)	223
Net cash provided by operating activities	21,378	6,232
Cash flows from investing activities:
Purchases of property and equipment	(1,552)	(978)
Additions to license and patent costs	(389)	(211)
Cash paid for acquisitions, net of cash assumed	(147,511)	(27,975)
Net cash used in investing activities	(149,452)	(29,164)
Cash flows from financing activities:
Proceeds from issuance of common stock	106,912	62,054
Proceeds from exercise of stock options and restricted stock	897	2,281
Repayment of capital lease obligations	(81)	(112)
Restricted cash	1	(207)
Net cash provided by financing activities	107,729	64,016
Effect of exchange rate changes on cash	(274)	576
Net increase (decrease) in cash and cash equivalents	(20,619)	41,660
Cash and cash equivalents at the beginning of the period	179,120	37,349
Cash and cash equivalents at the end of the period	$158,501	$ 79,009
Supplemental Cash Flow Information:
Interest payments	$ 4,303	$ 282
Income tax payments	771	445
Non-cash items:
Transfer of equipment from inventory to property and equipment, net(a)	1,580	1,102
Transfer of equipment to inventory from property and equipment, net(b)	(1,009)	38
Stock issued for acquisitions of businesses	6,604	2,042

(a) Inventory is transferred from inventory to property and equipment at cost when the Company requires additional machines for training, training, demonstration or short-term rentals.
(b) In general, an asset is transferred from property and equipment, net into inventory at its net book value when the Company has identified a potential sale for a used machine. The machine is removed from inventory upon recognition of the sale.

3D Systems Corporation
Schedule 1
Unaudited Earnings Per Share

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Numerator:
Net income – numerator for basic net earnings per share	$ 8,324	$ 13,373	$ 14,512	$ 20,195
Add: Effect of dilutive securities
Interest expense on 5.50% convertible notes (after-tax)(1)	—	—	—	—
Stock options and other equity compensation	—	—	—	—
Numerator for diluted earnings per share	$ 8,324	$ 13,373	$ 14,512	$ 20,195

Denominator:
Weighted average shares – denominator for basic net earnings per share	51,779	50,298	51,048	48,950
Add: Effect of dilutive securities
Stock options and other equity compensation	841	1,049	851	1,054
5.50% convertible notes (after-tax)(1)	—	—	—	—
Denominator for diluted earnings per share	52,620	51,347	51,899	50,004

Earnings per share
Basic	$ 0.16	$ 0.27	$ 0.28	$ 0.41
Diluted	$ 0.16	$ 0.26	$ 0.28	$ 0.40
Interest expense excluded from diluted earnings per share (1)	$ 2,654	—	$ 5,262	—
5.50% Convertible notes shares excluded from diluted earnings per share (1)	$ 7,084	—	$ 3,522	—

(1) Average outstanding diluted earnings per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarters and Six Months Ended June 30, 2012 and 2011

	Quarter Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share)	2012	2011	2012	2011
GAAP net income	$ 8,324	$ 13,373	$ 14,512	$ 20,195
Stock-based compensation	1,226	847	2,261	1,234
Amortization of intangibles (a) (b)	2,840	1,111	5,849	1,952
Acquisition and severance expenses	633	607	2,735	706
Non-cash interest expense	924	—	1,769	—
Release of valuation allowance on deferred tax assets	—	(6,221)	—	(6,221)
Non-GAAP adjusted net income	$ 13,947	$ 9,717	$ 27,126	$ 17,866

Non-GAAP adjusted basic earnings per share	$ 0.27	$ 0.19	$ 0.53	$ 0.36
Non-GAAP adjusted diluted earnings per share	$ 0.27	$ 0.19	$ 0.52	$ 0.36

(a) Represents amortization expense for the quarter ended June 30, 2012 and 2011, of which $50 and $105, respectively, is included in cost of sales and the remaining $2,790 and $1,006, respectively, is included in operating expenses.
(b) Represents amortization expense for the six months ended June 30, 2012 and 2011, of which $91 and $149, respectively, is included in cost of sales and the remaining $5,758 and $1,803, respectively, is included in operating expenses.
CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         E-mail: Stacey.Witten@3dsystems.com

         Media Contact: Cathy Lewis
         781-852-5007
         Email: Cathy.Lewis@3dsystems.com